Exhibit 5.1

August 13, 2012

DaVita Inc.

1551 Wewatta Street

Denver, Colorado 80202

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to (i) the Registration Statement on Form S-3 (the “Registration Statement”) being filed by DaVita Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed in Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate principal amount of the Company’s debt securities and the related guarantees of such debt securities by the Guarantors, and (ii) the form of Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), filed as an exhibit to the Registration Statement and which provides for the issuance by the Company of a single series of debt securities (the “Notes”) and the issuance by the Guarantors of guarantees of the Notes (the “Guarantees” and together with the Notes, the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the form of Indenture and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Indenture and the issuance of the Notes by the Company and the resolutions adopted by the board of directors or similar governing body of each Guarantor relating to the Registration Statement, the Indenture and the issuance by such Guarantor of the Guarantee. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Guarantors and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that the Notes will be validly issued and binding obligations of the Company and the Guarantees by the Guarantors will be valid and binding obligations of the Guarantors when:

(a) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

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August 13, 2012

(b) a prospectus supplement with respect to the Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(c) the Indenture, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee;

(d) all necessary corporate action shall have been taken by the Company to authorize the terms, execution, delivery, performance, issuance and sale of the Notes as contemplated by the Registration Statement, the prospectus supplement relating to the Securities and the Indenture;

(e) all necessary corporate, limited liability company or partnership action shall have been taken by each Guarantor to authorize the terms, execution, delivery, performance and issuance of such Guarantor’s Guarantee as contemplated by the Registration Statement, the prospectus supplement relating to the Securities and the Indenture;

(f) the certificate evidencing the Notes shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the board of directors of the Company or a duly authorized committee thereof and the Indenture, and shall have been duly delivered to the purchasers of the Securities against payment of the agreed consideration therefor; and

(g) the certificate evidencing the Guarantee shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by each Guarantor and issued, all in accordance with the organizational documents of each Guarantor, resolutions adopted by the board of directors or similar governing body of each Guarantor and the Indenture, and shall have been duly delivered to the purchasers of the Securities against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Notes and the Guarantees:

(1) the Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating to the Securities;

(2) the certificate of incorporation and bylaws of the Company, and the organizational documents of each Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect;

(3) the terms of the Notes shall have been established by the authorized officers of the Company, all in accordance with, and within any parameters or limitations established by, the Company’s certificate of incorporation and bylaws, resolutions of the board of directors of the Company, the Indenture and applicable law, and the terms of the Guarantees shall have been established by the authorized officers of each Guarantor, all in accordance with, and within any parameters or limitations established by, such Guarantor’s organizational documents and authorizing resolutions, the Indenture and applicable law;

(4) the execution, delivery and performance by the Company of the Notes and the Indenture, and the execution, delivery and performance by each Guarantor of the Guarantees and the Indenture, will not (A) contravene or violate the Company’s certificate of incorporation or bylaws or such Guarantor’s organizational documents or any law, rule or regulation applicable to the Company or such Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Company or such Guarantor or any

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August 13, 2012

order, judgment or decree of any court or governmental authority applicable to the Company or such Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(5) the authorization by the Company or the Guarantors of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company or the Guarantors as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents; and

(6) the Indenture will be duly authorized, executed and delivered by the Company, the Guarantors and the Trustee in substantially the form filed as an exhibit to the Registration Statement and will not have been modified or amended.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This letter is limited to the laws of the States of California, Illinois, New York and Texas and the following statutes: Delaware General Corporation Law; Delaware Limited Liability Company Act; Delaware Revised Uniform Limited Partnership Act; Florida Business Corporation Act; Georgia Business Corporation Code; Georgia Limited Liability Company Act; Indiana Business Flexibility Act; Maryland General Corporation Law; Massachusetts Business Corporations Act; Michigan Business Corporation Act; Nevada Revised Statutes, Title 7, Chapter 78; New Jersey Business Corporation Act; New Jersey Limited Liability Company Act; Pennsylvania Business Corporation Law of 1988; Tennessee Business Corporation Act; and Virginia Stock Corporation Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Alamosa Dialysis, LLC
Carroll County Dialysis Facility, Inc.
Continental Dialysis Center of Springfield-Fairfax, Inc.
Continental Dialysis Center, Inc.
DaVita—West, LLC
DaVita of New York, Inc.
DaVita Rx, LLC
Dialysis Holdings, Inc.
Dialysis Specialists of Dallas, Inc.
DNP Management Company, LLC
Downriver Centers, Inc.
DVA Healthcare of Maryland, Inc.
DVA Healthcare of Massachusetts, Inc.
DVA Healthcare of Pennsylvania, Inc.
DVA Healthcare Procurement Services, Inc.
DVA Healthcare Renal Care, Inc.
DVA Laboratory Services, Inc.
DVA of New York, Inc.
DVA Renal Healthcare, Inc.
East End Dialysis Center, Inc.
Elberton Dialysis Facility, Inc.
Flamingo Park Kidney Center, Inc.
Fort Dialysis, LLC
Freehold Artificial Kidney Center, L.L.C
Greenspoint Dialysis, LLC
Hills Dialysis, LLC
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership
Kidney Care Services, LLC
Knickerbocker Dialysis, Inc.
Liberty RC, Inc.
Lincoln Park Dialysis Services, Inc.
Maple Grove Dialysis, LLC
Mason-Dixon Dialysis Facilities, Inc.
Nephrology Medical Associates of Georgia, LLC
Neptune Artificial Kidney Center, L.L.C
New Hope Dialysis, LLC
North Atlanta Dialysis Center, LLC
North Colorado Springs Dialysis, LLC
Palo Dialysis, LLC
Patient Pathways, LLC
Physicians Choice Dialysis Of Alabama, LLC
Physicians Choice Dialysis, LLC
Physicians Dialysis Acquisitions, Inc.
Physicians Dialysis Ventures, Inc.
Physicians Dialysis, Inc.

Physicians Management, LLC
Renal Life Link, Inc.
Renal Treatment Centers—California, Inc.
Renal Treatment Centers—Hawaii, Inc.
Renal Treatment Centers—Illinois, Inc.
Renal Treatment Centers—Mid-Atlantic, Inc.
Renal Treatment Centers—Northeast, Inc.
Renal Treatment Centers—Southeast, LP
Renal Treatment Centers—West, Inc.
Renal Treatment Centers, Inc.
RMS Lifeline, Inc.
Rocky Mountain Dialysis Services, LLC
Shining Star Dialysis, Inc.
Sierra Rose Dialysis Center, LLC
Southwest Atlanta Dialysis Centers, LLC
The DaVita Collection, Inc.
Total Acute Kidney Care, Inc.
Total Renal Care Texas Limited Partnership
Total Renal Care, Inc.
Total Renal Laboratories, Inc.
Total Renal Research, Inc.
TRC—Indiana, LLC
TRC of New York, Inc.
TRC West, Inc.
Tree City Dialysis, LLC
VillageHealth DM, LLC
Westview Dialysis, LLC